EXHIBIT 99.1

Brazil Interactive Media Announces Acquisition of American Cannabis Consulting

New Round of Financing Led by Dutchess Opportunity Fund II LP

MIAMI, FL – May 15, 2014 / - Brazil Interactive Media, Inc. (OTCQB: BIMI) (the “Company”), today announced that on May 15, 2014, through its wholly-owned subsidiary, Cannamerica Corp., entered into an Agreement and Plan of Merger (“Merger Agreement”) to acquire all of the issued and outstanding shares of common stock of Denver, CO-based Hollister & Blacksmith Inc. d/b/a American Cannabis Consulting (“ACC”) (the “Merger”). The effective time of the Merger shall be upon the filing of Certificates of Merger with the Secretaries of State of the States of Delaware and Colorado, pursuant to applicable statutes.

Pursuant to terms of the Merger Agreement, the Company will be renamed American Cannabis Company, Inc. In connection with the Merger, the Company also announced a new round of financing in the amount of $395,000 led by Dutchess Opportunity Fund II LP (the “Financing”). Pursuant to terms of the Financing, the Company sold its common stock to investors at a fixed price. There are no reset provisions, or warrants or other derivative securities issued in conjunction with the Financing. For more information on the Merger and Financing, please refer to the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 15, 2014.

American Cannabis Company owns and operates three vertically integrated businesses, American Cannabis Consulting, Cube Root Inc. and The Trade Winds Inc., which deliver a fully integrated offering of services and products for their customers and clients seeking to start or expand, their cannabis-based businesses and product offerings. Through these businesses, ACC provides industry-specific advisory and management services, manufactures and sells products supporting all aspects of regulated cannabis operations, and in addition provides supply chain management solutions through group purchasing delivering efficiency and effectiveness. ACC has successfully procured licensing agreements for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international cannabis markets.

As part of the Merger Agreement, Mr. Corey Hollister was appointed as the Company’s new CEO and shall serve as a member of the Board of Directors. Mr. Hollister stated, “We are excited to bring ACC’s assets and opportunities into a fully-reporting, SEC-compliant, publicly-traded entity. Recent legislation within numerous states has resulted in the considerable expansion of the legalized marijuana market and related business opportunities to properly service the market and the many businesses that operate therein. With the considerable interest in our services, our on-going successes in procuring legalized marijuana licenses for several clients, our current outstanding license applications, and our fast-growing pipeline of potential new contracts, we believe we are optimally positioned to respond to the rapid dynamic changes in both the domestic and international marketplace, and assist our clients successfully navigate through them.”

Ellis Smith, ACC’s COO added, “Through the auspices of a publicly-traded company, we believe we can achieve our business goals and maximize value creation faster that we otherwise could have. We are also very pleased to have Dutchess Capital as our primary financial partner and look forward to providing our new and future shareholders with a fully transparent and professionally functional organization.”

Douglas Leighton, Managing Partner of Dutchess Capital stated, “As one of the most active institutional investors of cannabis-related enterprises, we are excited to add another to our portfolio. We remain very optimistic regarding ACC’s current business, its significant growth opportunities and the ability of Corey, Ellis and their team to deliver.”

As a result of the Company’s Merger with ACC, it will be divesting of its Brazilian media operations, and focus its efforts exclusively on opportunities within the legalized marijuana industry.

For more information, please refer to the Form 8-K filed by Brazil Interactive Media, Inc. with the United States Securities and Exchange Commission. The Company is providing this release in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About American Cannabis Company:

American Cannabis Company owns and operates three vertically integrated businesses, American Cannabis Consulting, Cube Root Inc. and The Trade Winds Inc., which deliver a fully integrated offering of services and products for their customers and clients seeking to start or expand, their cannabis-based businesses and product offerings. Through these businesses, ACC provides industry-specific advisory and management services, manufactures and sells products supporting all aspects of regulated cannabis operations, and in addition provides supply chain management solutions through group purchasing delivering efficiency and effectiveness. ACC has successfully procured licensing agreements for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international cannabis markets.

For more information, please visit: www.americancannabisconsulting.com

About Dutchess Opportunity Fund II LP

Dutchess Opportunity Fund II LP invests in special situations assisting growth-stage and mature companies alike. Founded in 1996, through its investment funds, Dutchess Capital has managed over $2 billion in transactional value, for companies which span a wide array of sectors. With offices in Boston, New York, London, Beijing and São Paulo, Dutchess Opportunity Fund II LP invests in global investment opportunities and has become a leading investor in cannabis-related businesses. For further information about Dutchess, please visit www.dutchesscapital.com.

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

Company
John Mattio

Corporate, Media and Investor Communications

Ph (720) 466-3789

john@americancannabisconsulting.com